POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors/Trustees of

VALIC COMPANY I

VALIC COMPANY II

do hereby severally constitute and appoint Gregory N. Bressler, Louis O. Ducote II, Kathleen D. Fuentes, John T. Genoy, Gregory R. Kingston, Donna M. McManus, Christopher J. Tafone and/or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with (i) filing with the U.S. Securities and Exchange Commission (the “Commission”), including, but not limited to registrations statements on Form N-1A and From N-14, and any and all amendments thereto, proxy and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including, but not limited to Articles of Incorporation, Declarations of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ John T. Genoy	President	April 25, 2017
John T. Genoy	(Principal Executive Officer)

/s/ Gregory R. Kingston	Treasurer	April 25, 2017
Gregory R. Kingston	(Principal Financialand Accounting Officer)

/s/ Thomas J. Brown	Independent Director and Trustee	April 25, 2017
Thomas J. Brown

/s/ Judith L. Craven	Independent Director and Trustee	April 25, 2017
Judith L. Craven

/s/ William F. Devin	Independent Director and Trustee	April 25, 2017
William F. Devin

/s/ Timothy J. Ebner	Independent Director and Trustee	April 25, 2017
Timothy J. Ebner

/s/ Gustavo E. Gonzales, Jr.	Independent Director and Trustee	April 25, 2017
Gustavo E. Gonzales, Jr.

/s/ Peter A. Harbeck	Director and Trustee	April 25, 2017
Peter A. Harbeck

/s/ Kenneth J. Lavery	Independent Director and Trustee	April 25, 2017
Kenneth J. Lavery

/s/ John E. Maupin, Jr.	Independent Director and Trustee	April 25, 2017
John E. Maupin, Jr.